UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SSD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On April 23, 2020, Simpson Manufacturing Co, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the three proposals set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 11, 2020.

Proposal 1:	To elect eight directors, each to hold office until the Company's 2021 annual meeting of stockholders or until their successors are duly qualified and elected.

Proposal 2:	To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers.

Proposal 3:	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year.

At the close of business on February 25, 2020, the record date for the Annual Meeting, there were 44,365,526 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting (“Common Stock”). As the holders of 41,731,498 shares of Common Stock, having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at any meeting of the Company’s stockholders, were represented in person or by proxy at the Annual Meeting, a quorum was present.

Each of the foregoing proposals was adopted and approved by the stockholders at the Annual Meeting. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each of Proposals 1- 3 presented at the Annual Meeting, including a separate tabulation with respect to each director nominee for office are set forth below:

 Proposal 1: Election of Directors.

				Broker
	For	Against	Abstain	Non-Votes
James S. Andrasick	39,165,335	424,501	20,063	2,121,599
Michael A. Bless	22,314,403	17,279,232	16,264	2,121,599
Jennifer A. Chatman	38,166,207	1,426,245	17,447	2,121,599
Karen Colonias	38,925,700	676,211	7,988	2,121,599
Gary M. Cusumano	38,599,682	995,279	14,938	2,121,599
Philip E. Donaldson	39,351,501	237,953	20,445	2,121,599
Celeste Volz Ford	39,168,098	418,876	22,925	2,121,599
Robin G. MacGillivray	38,592,519	998,430	18,950	2,121,599

As a result, the eight individuals were elected by the stockholders as directors of the Company, each to hold office until the Company's 2021 annual meeting of stockholders or until his or her successor has been duly qualified and elected.

Proposal 2: Approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
39,297,604	293,745	18,550	2,121,599

As a result, the compensation paid to the Company's named executive officers as disclosed in the Company’s proxy statement for the Annual Meeting was approved by the stockholders.

Proposal 3: Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2020.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
41,690,748	26,121	14,629	0

As a result, the selection of Grant Thornton LLP by the Company's board of directors as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	April 28, 2020	By	/s/Terry Hammons
Terry Hammons
Senior Vice President and General Counsel

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